EXHIBIT 10.7

Radian Group Inc
1601 Market Street
Philadelphia, PA 19103-2337

May 30, 2012

S.A. Ibrahim
The Phoenix House
1600 Arch Street #1717
Philadelphia, PA 19103

Re:    2012 Long-Term Incentive Award

Dear S.A.,

I am confirming your agreement to waive, for your 2012 long-term incentive (“LTI”) award, the provision in your Employment Agreement dated April 5, 2011 under which the target level of LTI compensation will be no less than 3.5 times base salary. You agree that the grant date fair value of your 2012 LTI award will be $2,451,585, which is at least 20% less than your 2011 LTI award as reported in the 2011 Summary Compensation Table in Radian Group, Inc.'s 2012 proxy statement.

Sincerely,

/s/ Anita Scott

Anita Scott
VP, Head of Human Resources

I agree to the foregoing terms with respect to my 2012 LTI award.

/s/ Sanford A. Ibrahim
S.A. Ibrahim